Exhibit 99.1
Investor Relations:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Fourth Quarter and Fiscal
Year-End 2009 Financial Results
Fourth Quarter and Fiscal Year-End 2009 Highlights Include:

	Fourth Quarter	Fiscal 2009
GAAP Results:
Revenues	$56.1 million	$234.5 million
Income from Operations (EBIT)	$2.1 million	$20.5 million
EBIT Margin	3.8%	8.7%
Diluted Earnings Per Share	$0.01	$0.28

Non-GAAP Results:
Income from Operations (EBIT)	$5.4 million	$32.1 million
EBIT Margin	9.6%	13.7%
Diluted Earnings Per Share	$0.09	$0.53
OCEANPORT, N.J. — May 13, 2009 — CommVault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2009.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Despite solid execution from our worldwide sales teams during the quarter, the continued global macroeconomic decline had a significant impact on our fourth quarter fiscal 2009 results. However, for the full fiscal year we were still able to achieve 18% growth in revenues. We continue to believe that the outlook for our business is strong and that our Simpana 8 software suite will enable us to sustain our track record of innovation and double digit growth, even during the current economic environment.”
Total revenues for the fourth quarter of fiscal 2009 were $56.1 million, a decrease of 1% over the fourth quarter of fiscal 2008 and a decrease of 7% over the prior quarter. Software revenue in the fourth quarter of fiscal 2009 was $27.5 million, down 12% year-over-year and sequentially. Services revenue in the fourth quarter of fiscal 2009 was $28.7 million, up 13% year-over-year and flat sequentially.

For the full fiscal year, total revenues were $234.5 million, an increase of 18% over fiscal 2008. Software revenue was $121.7 million, up 12% from the prior year. Services revenue for the full fiscal year was $112.8 million, an increase of 26% over fiscal 2008.
Income from operations (EBIT) was $2.1 million for the fourth quarter compared to $8.6 million in the same period of the prior year. Non-GAAP income from operations (EBIT) was $5.4 million in the fourth quarter of fiscal 2009 compared to $10.9 million in the fourth quarter of the prior year. Income from operations (EBIT) for the full fiscal year was $20.5 million compared to $23.7 million for fiscal 2008. Non-GAAP income from operations (EBIT) for the full fiscal year was $32.1 million compared to fiscal 2008 non-GAAP income from operations (EBIT) of $32.8 million.
For the fourth quarter of fiscal 2009, CommVault reported net income of $0.2 million which compared to net income of $6.2 million in the same period of the prior year. Non-GAAP net income was $3.8 million in the fourth quarter of fiscal 2009 compared to $8.5 million in the fourth quarter of the prior year. Non-GAAP diluted earnings per share was $0.09 for the fourth quarter of fiscal 2009 compared to $0.19 for the fourth quarter of fiscal 2008.
Net income for the full fiscal year was $12.3 million compared to $20.8 million for fiscal 2008. Non-GAAP net income for the full fiscal year was $23.5 million, or $0.53 per diluted share, compared with $26.1 million, or $0.57 per diluted share in the prior year.
Operating cash flow totaled $6.5 million for the fourth quarter of fiscal 2009 compared to $11.0 million in the fourth quarter of fiscal 2008. Operating cash flow totaled $43.1 million for fiscal 2009, an increase of 25% over fiscal 2008 operating cash flows of $34.4 million. Total cash and cash equivalents as of March 31, 2009 were $105.2 million.
CommVault did not repurchase any shares of common stock under its share repurchase plan during the fourth quarter of fiscal 2009. As of May 13, 2009, CommVault has repurchased $40.2 million of common stock (2,853,305 shares) out of the $80.0 million in total that is authorized under its stock repurchase program. As a result, CommVault may repurchase an additional $39.8 million of its common stock under the current program, which has been extended until March 31, 2010.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On May 11, 2009, CommVault announced that it surpassed the 10,000 customer milestone as global organizations embrace Simpana® software for Enterprise Data Management.

•	On April 29, 2009, CommVault announced that it launched a Managed Service Partner Program in EMEA that will provide partners and customers with access to CommVault’s entire suite of award-winning Simpana® software.

•	On March 30, 2009, CommVault announced enhanced data management capabilities for Microsoft environments. CommVault® Simpana 8 has been tightly integrated with Microsoft’s key applications to provide superior data and information management for Microsoft Windows Server 2008, Microsoft Exchange Server 2007, Microsoft SQL Server, Microsoft Office SharePoint Server 2007 and Active Directory.

•	On March 23, 2009, CommVault announced that it released to its worldwide reseller and OEM partners a comprehensive new program of professional services, education and customer support designed to enhance their Simpana software delivery skills, fuel adoption of CommVault software in the market and accelerate customer ROI.

•	On March 4, 2009, CommVault announced that its Simpana software suite won the 2009 Datamation Product of the Year award in the network and systems management category.

•	On January 26, 2009, CommVault launched the much-anticipated unveiling of CommVault® Simpana® 8, a major new release of the market-leading enterprise data management software — which includes advances in recovery management, data reduction, virtual server protection, and content organization. As the company’s largest software release to date, Simpana 8 culminates 18 months of development and includes more than 300 enhancements and 140 newly added product features.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 30% in fiscal 2009 and 28% in fiscal 2008.

CommVault anticipates that in any given quarter its non-GAAP effective tax rate may be either higher or lower than the most directly comparable GAAP effective tax rate as evidenced by the historical quarterly fluctuations CommVault has experienced in its GAAP effective tax rate. The GAAP effective tax rate for fiscal 2009 was 44%. CommVault’s GAAP effective tax rate in fiscal 2008 was approximately 23% (including the impact of the $1.3 million reversal of deferred tax valuation allowances in certain international jurisdictions in the quarter ended December 31, 2007).
CommVault currently expects that its long-term terminal tax rate will be in the low to mid thirty percent range. As a result, CommVault will gradually increase its non-GAAP effective tax rate as it approaches its anticipated long-term GAAP tax rate. CommVault measured itself to a non-GAAP effective tax rate of 30% in fiscal 2009 and anticipates that it will use an estimated non-GAAP effective tax rate of 32% in fiscal 2010 in order to reflect this gradual increase to its long-term terminal rate. In addition, CommVault believes that the use of a non-GAAP proforma tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the effective tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, May 13, 2009, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results. To access this call, dial 866-202-1971 (domestic) or 617-213-8842 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s Web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s Web site, www.commvault.com.
About CommVault
A singular vision — a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2009	2008	2009	2008

Revenues:
Software	$27,480	$31,329	$121,685	$108,959
Services	28,657	25,281	112,834	89,344

Total revenues	56,137	56,610	234,519	198,303

Cost of revenues:
Software	600	747	2,469	2,398
Services	6,862	6,811	28,177	24,586

Total cost of revenues	7,462	7,558	30,646	26,984

Gross margin	48,675	49,052	203,873	171,319

Operating expenses:
Sales and marketing	31,401	26,224	122,957	93,959
Research and development	7,778	6,911	30,669	26,855
General and administrative	6,489	6,546	26,159	23,812
Depreciation and amortization	866	802	3,582	3,019

Income from operations	2,141	8,569	20,506	23,674

Interest expense	(118)	—	(175)	(114)
Interest income	120	890	1,639	3,591

Income before income taxes	2,143	9,459	21,970	27,151

Income tax expense	(1,904)	(3,270)	(9,642)	(6,347)

Net income	$239	$6,189	$12,328	$20,804

Net income per common share:
Basic	$0.01	$0.14	$0.29	$0.48

Diluted	$0.01	$0.14	$0.28	$0.46

Weighted average common shares outstanding:
Basic	41,506	43,308	41,983	43,188

Diluted	43,405	45,544	44,013	45,699

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$105,205	$91,661
Trade accounts receivable, net	44,020	44,284
Prepaid expenses and other current assets	3,782	3,409
Deferred tax assets	13,144	15,348

Total current assets	166,151	154,702

Deferred tax assets	33,463	39,506
Property and equipment, net	6,282	5,868
Other assets	1,091	754

Total assets	$206,987	$200,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,798	$2,218
Accrued liabilities	18,407	22,623
Deferred revenue	61,356	52,348

Total current liabilities	81,561	77,189

Deferred revenue, less current portion	7,760	7,210
Other liabilities	6,377	6,896

Total stockholders’ equity	111,289	109,535

Total liabilities and stockholders’ equity	$206,987	$200,830

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	March 31,
	2009	2008

Cash flows from operating activities
Net income	$12,328	$20,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,691	3,155
Noncash stock-based compensation	11,299	8,532
Excess tax benefits from stock-based compensation	(469)	(5,084)
Deferred income taxes	3,883	(3,416)

Changes in operating assets and liabilities:
Accounts receivable	(3,890)	(21,199)
Prepaid expenses and other current assets	(498)	349
Other assets	(473)	(150)
Accounts payable	(264)	651
Accrued liabilities	1,924	12,882
Deferred revenue	15,154	17,096
Other liabilities	424	772

Net cash provided by operating activities	43,109	34,392

Cash flows from investing activities
Purchase of property and equipment	(4,539)	(4,338)

Net cash used in investing activities	(4,539)	(4,338)

Cash flows from financing activities
Repurchase of common stock	(25,229)	(15,013)
Debt issuance costs	(104)	—
Proceeds from the exercise of stock options	2,726	8,757
Excess tax benefits from stock-based compensation	469	5,084
Net proceeds from follow-on public offering of common stock	—	4,315
Repayments on term loan	—	(7,500)

Net cash used in financing activities	(22,138)	(4,357)

Effects of exchange rate — changes in cash	(2,888)	963

Net increase in cash and cash equivalents	13,544	26,660
Cash and cash equivalents at beginning of year	91,661	65,001

Cash and cash equivalents at end of year	$105,205	$91,661

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2009	2008	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$2,141	$8,569	$20,506	$23,674
Noncash stock-based compensation (1)	3,164	2,299	11,299	8,532
FICA expense on stock option exercises and vesting on restricted stock awards (2)	77	56	260	560

Non-GAAP income from operations	$5,382	$10,924	$32,065	$32,766

GAAP net income	$239	$6,189	$12,328	$20,804
Noncash stock-based compensation (1)	3,164	2,299	11,299	8,532
FICA expense on stock option exercises and vesting on restricted stock awards (2)	77	56	260	560
Non-GAAP provision for income taxes adjustment (3)	290	(38)	(416)	(3,801)

Non-GAAP net income	$3,770	$8,506	$23,471	$26,095

Diluted weighted average shares outstanding	43,405	45,544	44,013	45,699

Non-GAAP diluted net income per share	$0.09	$0.19	$0.53	$0.57

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2009	2008	2009	2008
Cost of services revenue	$108	$47	$303	$166
Sales and marketing	1,547	1,120	5,317	4,110
Research and development	375	309	1,605	1,193
General and administrative	1,134	823	4,074	3,063

Stock-based compensation expense	$3,164	$2,299	$11,299	$8,532

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 30% in fiscal 2009 and 28% in fiscal 2008.